UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2007
Date of Report (Date of earliest event reported)

INNOFONE.COM, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	0-31949	98-0202313
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1431 Ocean Ave., Suite 1100
Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (310) 458-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In this discussion, unless otherwise specified, all references to “we”, “us” and “our” mean Innofone.com, Incorporated.

All dollar amounts refer to US dollars unless otherwise indicated.

We have entered into a Software License Agreement and Stock Issuance and Registration Rights Agreement on July 23, 2007 with Semotus Solutions, Inc. (“Semotus”), relating to Semotus' issuance to us of a royalty free license of the Semotus "HipLinkXS" and "Clickmarks" software applications (the “Agreement”). We agreed to issue to Semotus $3,750,000 of our restricted common stock ("Stock"), with certain demand and piggyback registration rights at a price we calculate as $0.19 per share as consideration for the issuance of the Agreement. Additionally, there is a post-closing purchase price adjustment on such Stock should the Stock decrease to a price lower than $3.750,000 in aggregate value. However, the price adjustment is effective only upon our moving forward with certain future transactions with Semotus, as described below. Furthermore, we have the right to repurchase the Stock in cash for $3,750,000, for a period of one year, should the future transactions not be completed.

As a part of the Agreement, Semotus has granted us an option to buy certain Semotus assets, including the Hiplinkxs and Clickmarks software application products, the complete terms and conditions of which have not yet been fully defined or agreed upon ("Asset Sale"). At a minimum, our acquisition of such assets in the Asset Sale would require a payment of $250,000 and a convertible note due in favor of Semotus for $500,000. Additionally, we must have at least $1,000,000 in operating capital available prior to the close of the Asset Sale. Such a transaction would also require approval by each Company’s Boards of Directors, the American Stock Exchange and Semotus shareholders as required. We have 90 days to complete the Asset Sale from the date of the Agreement.

If the Asset Sale transaction is effectuated, we will then have a right of first refusal to merge with Semotus, the complete terms and conditions of which have not yet been fully defined or agreed upon. This right of first refusal will last for a period of 90 days from the closing of such Asset Sale. To effect such a merger, we must have a net shareholder value of at least $4,000,000 and operating cash of $2,000,000 in order to qualify. In addition, the merger must be approved by the Board of Directors of both companies, the American Stock Exchange and each company's shareholders.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibits 2.1 and 2.2, incorporated herein by reference.

On July 24, 2007, Semotus issued a press release with respect to this License Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits. The following exhibits are filed with this report:

Exhibit Number	Description

2.1	Software License Agreement by and among Semotus Solutions, Inc. and Innofone.com Incorporated dated July 23, 2007.

2.2	Stock Issuance and Registration Rights Agreement by and among Semotus Solutions, Inc. and Innofone.com Incorporated dated July 23, 2007.

99.1	Press Release of Semotus Solutions, Inc. issued on July 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INNOFONE.COM, INCORPORATED

By:	/s/ Alex Lightman
Chief Executive Officer and President

July 26, 2007